[PA COMMERCE LOGO OMITTED]

                                    Contacts
                                    --------

       Gary L. Nalbandian                                 Mark A. Zody
     Chairman and President                         Chief Financial Officer


                                 (717) 975-5630




                      Pennsylvania Commerce Bancorp, Inc.
                      -----------------------------------

               Announces Proposed Public Offering of Common Stock
               --------------------------------------------------

         July 22, 2004 -Camp Hill, PA - Pennsylvania Commerce Bancorp, Inc. (Nasdaq Small Cap: COBH) announced today that it intends to file a registration statement with the Securities and Exchange Commission for a proposed offering of approximately 500,000 shares of its common stock, subject to market and other conditions. The Company also expects to grant the underwriters of the proposed offering an option to purchase up to an additional 75,000 shares to cover over-allotments, if any.

         This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.




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